ROY G. HALE
                        Certified Public Accountant
                                P.O Box 2634
                             La Plata, MD 20646
                                301-870-3374
                                800-286-4602


	CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the inclusion of my independent audit report, dated April 20, 2006, in the Registration Statement being filed under the Securities Act of 1933 and in Investment Company Act of 1940 by Copley Fund, Inc., relating to the audited financial statements, as of February 28, 2006, referred to therein.

I also consent to the reference to my practice as an independent certified public accountant.




                                          /s/Roy G. Hale
                                          Roy G. Hale
                                          Certified Public Accountant

April 20, 2006
La Plata, Maryland